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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-39215, 333-26153, 333-17299, 333-15181, 33-80706 and 33-
65756) pertaining to the 1996 Employee Stock Purchase Plan, the 1995 Nonstatutory Stock Option Plan, the 1993 Stock Option Plan, the 1993 Employee Stock Purchase Plan and the 1993 Director Stock Option Plan of OPTi, Inc. of our report dated January 28, with respect to the consolidated financial statements and schedule of OPTi Inc. included in this Annual Report (Form 10-
K) for the year ended December 31, 1998.

                                          /s/ Ernst & Young LLP

San Jose, California
March 30, 1999